Exhibit 32.1 and 32.2

STATEMENT OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q for the nine months ended September 30, 2007 of 2020 Chinacap Acquirco, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof we, G. George Lu, Chairman of the Board, Chief Executive Officer and President of the Company, and Louis Koo, Vice Chairman and Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge and belief:

(a) such Form 10-Q for the nine months ended September 30, 2007 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in such Form 10-Q for the nine months ended September 30, 2007 fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in such Form 10-Q.

By:	/s/ G. George Lu	Date: December 18, 2007
G. George Lu Chairman of the Board, Chief Executive Officer and President

By:	/s/ Louis Koo	Date: December 18, 2007
Louis Koo Vice Chairman and Chief Financial Officer